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EXHIBIT 21.1     Subsidiaries of the Registrant - Electronic Designs, Inc.

Electronic Designs, LTD - Jamaica (Foreign Sales Corporation)

E.D. Electronics, Limited - United Kingdom (UK Sales Office)

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